Exhibit 4.8

FIFTH SUPPLEMENTAL INDENTURE
ADDITIONAL SUBSIDIARY GUARANTEES
FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 5, 2025, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company” ), the other subsidiary guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Base Indenture”), dated as of June 15, 2023, between the Company and the Trustee and (ii) that certain first supplemental indenture, dated as of June 15, 2023 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $450,000,000 of 7.233% Senior Secured Notes due 2028 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01(8) of the Base Indenture and Section 4.07 and Section 9.01(8) of the First Supplemental Indenture, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or First Supplemental Indenture, as applicable.
2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiaries hereby become a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the First Supplemental Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplemental Indenture, including, without limitation, Section 10.02 thereof.
3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
Dated: February 5, 2025
Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC
Ambit Illinois, LLC
Ambit Marketing, LLC
Ambit Midwest, LLC
Ambit New York, LLC
Ambit Northeast, LLC
Ambit Texas, LLC
Angus Solar, LLC
Big Sky Gas Holdings, LLC
Big Sky Gas LLC
BlueNet Holdings, LLC
Comanche Peak Power Company LLC
Connecticut Gas & Electric, LLC
Core Solar SPV I, LLC
Crius Energy Holdings, LLC
Crius Energy, LLC
Crius Solar Fulfillment, LLC
Deer Creek Solar I LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services Mid-Atlantic, LLC (f/k/a Everyday Energy NJ, LLC)
Dynegy Energy Services, LLC
Energy Harbor Generation LLC
Energy Harbor Holdings LLC (f/k/a Energy Harbor Corp.)
Energy Harbor LLC
Energy Harbor Nuclear Generation LLC
Energy Rewards, LLC
Energy Services Providers, LLC
Everyday Energy, LLC
Forest Grove Solar LLC
Illinois Power Marketing Company, LLC
Massachusetts Gas & Electric, LLC
Oak Hill Solar II LLC
Oakland Energy Storage 1, LLC
Pleasants Corp.
Pleasants LLC
Public Power & Utility of Maryland, LLC
Public Power & Utility of NY, LLC
Public Power, LLC (a Connecticut limited liability company)
Public Power, LLC (PA-3911142, a Pennsylvania limited liability company)
[Signature Page to Fifth Supplemental Indenture]

Public Power, LLC (PA-3933152, a Pennsylvania limited liability company)
Regional Energy Holdings, LLC
TriEagle 1, LLC
TriEagle 2, LLC
TriEagle Energy LP
TXU Energy Retail Company LLC
U.S. Gas & Electric, LLC
USG&E Solar, LLC
Value Based Brands LLC
Verengo, LLC
Viridian Energy NY, LLC
Viridian Energy Ohio LLC
Viridian Energy PA LLC
Viridian Energy, LLC
Viridian International Management LLC
Viridian Network, LLC
Vistra Nuclear Operations Company (f/k/a Energy Harbor Nuclear Corp.)
Vistra Preferred, LLC
Vistra Retail Operations Company, LLC (f/k/a TXU Retail Services Company, LLC)
Vistra Vision Holdings II LLC
Vistra Vision LLC
Vision Trading Company LLC
Vistra Zero 2.0, LLC
Vistra Zero LLC
Volt Asset Company, LLC,
as the Guaranteeing Subsidiaries
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
Vistra Operations Company LLC,
as the Company
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer

Bellingham Power Generation LLC
Big Brown Power Company LLC
Blackstone Power Generation LLC
Calumet Energy Team, LLC
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
[Signature Page to Fifth Supplemental Indenture]

Coleto Creek Energy Storage LLC
Coleto Creek Power, LLC
Dallas Power & Light Company, Inc.
Dicks Creek Power Company LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Conesville, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Operating Company
Dynegy Power Marketing, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Fayette Power Company LLC
Generation SVC Company
Hanging Rock Power Company LLC
Hays Energy, LLC
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kendall Power Company LLC
Kincaid Generation, L.L.C.
La Frontera Holdings, LLC
Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Administrative Services Company
Luminant Coal Generation LLC
Luminant Commercial Asset Management LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Gas Imports LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Luminant Power Generation, LLC
Luminant Power LLC
Masspower, LLC
Miami Fort Power Company LLC
Midlothian Energy, LLC
Milford Power Company, LLC
Morro Bay Energy Storage 1, LLC
[Signature Page to Fifth Supplemental Indenture]

Morro Bay Energy Storage 2, LLC
Morro Bay Power Company LLC
Moss Landing Energy Storage 4, LLC
Moss Landing Power Company LLC
NCA Land Holdings, LLC (f/k/a Maroon Farmer, LLC)
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Oakland Energy Storage 2, LLC
Oakland Energy Storage 3, LLC
Oakland Power Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Energy, LLC
Sandow Power Company LLC
Sayreville Power Generation LP
Sayreville Power GP Inc.
Sayreville Power Holdings LLC
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc
Trinidad Power Storage LLC
TXU Electric Company, Inc.
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.
Vistra Insurance Solutions LLC
Vistra Vision Holdings I LLC
Vistra Vision Management LLC
VZ Development LLC
Washington Power Generation LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc.
Zimmer Power Company LLC, as Subsidiary Guarantors
By:    /s/ William M. Quinn
Name:    William M. Quinn
Title:    Senior Vice President and Treasurer
[Signature Page to Fifth Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
not in its individual capacity but solely as the Trustee
By:    /s/ Terence Rawlins
Name:    Terence Rawlins
Title:    Vice President

[Signature Page to Fifth Supplemental Indenture]

SCHEDULE I

GUARANTEEING SUBSIDIARIES

#	Name	Jurisdiction
1.	Ambit California, LLC	Delaware
2.	Ambit Energy Holdings, LLC	Texas
3.	Ambit Holdings, LLC	Texas
4.	Ambit Illinois, LLC	Illinois
5.	Ambit Marketing, LLC	Texas
6.	Ambit Midwest, LLC	Delaware
7.	Ambit New York, LLC	New York
8.	Ambit Northeast, LLC	Delaware
9.	Ambit Texas, LLC	Texas
10.	Angus Solar, LLC	Texas
11	Big Sky Gas Holdings, LLC	Delaware
12.	Big Sky Gas LLC	Montana
13.	BlueNet Holdings, LLC	Delaware
14.	Comanche Peak Power Company LLC	Delaware
15.	Connecticut Gas & Electric, LLC	Delaware
16.	Core Solar SPV I, LLC	Delaware
17.	Crius Energy Holdings, LLC	Delaware
18.	Crius Energy, LLC	Delaware
19.	Crius Solar Fulfillment, LLC	Delaware
20.	Deer Creek Solar I LLC	Delaware
21.	Dynegy Energy Services (East), LLC	Delaware
22.	Dynegy Energy Services Mid-Atlantic, LLC (f/k/a Everyday Energy NJ, LLC)	New Jersey

23.	Dynegy Energy Services, LLC	Delaware
24.	Energy Harbor Generation LLC	Delaware
25.	Energy Harbor Holdings LLC (f/k/a Energy Harbor Corp.)	Delaware
26.	Energy Harbor LLC	Delaware
27.	Energy Harbor Nuclear Generation LLC	Delaware
28.	Energy Rewards, LLC	Nevada
29.	Energy Services Providers, LLC	Delaware
30.	Everyday Energy, LLC	Nevada
31.	Forest Grove Solar LLC	Delaware
32.	Illinois Power Marketing Company, LLC	Delaware
33.	Massachusetts Gas & Electric, LLC	Delaware
34.	Oak Hill Solar II LLC	Delaware
35.	Oakland Energy Storage 1, LLC	Delaware
36.	Pleasants Corp.	Delaware
37.	Pleasants LLC	Delaware
38.	Public Power & Utility of Maryland, LLC	Maryland
39.	Public Power & Utility of NY, LLC	Delaware
40.	Public Power, LLC (a Connecticut limited liability company)	Connecticut
41.	Public Power, LLC (PA-3911142, a Pennsylvania limited liability company)	Pennsylvania
42.	Public Power, LLC (PA-3933152, a Pennsylvania limited liability company)	Pennsylvania
43.	Regional Energy Holdings, LLC	Delaware
44.	TriEagle 1, LLC	Nevada
45.	TriEagle 2, LLC	Nevada
46.	TriEagle Energy LP	Texas
47.	TXU Energy Retail Company LLC	Texas

48.	U.S. Gas & Electric, LLC	Delaware
49.	USG&E Solar, LLC	Delaware
50.	Value Based Brands LLC	Texas
51.	Verengo, LLC	Delaware
52.	Viridian Energy NY, LLC	New York
53.	Viridian Energy Ohio LLC	Nevada
54.	Viridian Energy PA LLC	Nevada
55.	Viridian Energy, LLC	Nevada
56.	Viridian International Management LLC	Delaware
57.	Viridian Network, LLC	Delaware
58.	Vistra Nuclear Operations Company (f/k/a Energy Harbor Nuclear Corp.)	Delaware
59.	Vistra Preferred, LLC	Delaware
60.	Vistra Retail Operations Company, LLC (f/k/a TXU Retail Services Company, LLC)	Delaware
61.	Vistra Vision Holdings II LLC	Delaware
62.	Vistra Vision LLC	Delaware
63.	Vision Trading Company LLC	Delaware
64.	Vistra Zero 2.0, LLC	Delaware
65.	Vistra Zero LLC	Delaware
66.	Volt Asset Company, LLC	Delaware